Exhibit 99.1

Contact:	Michael Bauer	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6988
	mbauer@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record Quarterly Revenue and Earnings

RPO Bookings Increase 117% over Prior Year on Strong Demand

Company Raises 2021 Full-Year Revenue and EPS Guidance

ATLANTA – July 27, 2021 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $166.1 million for the second quarter ended June 30, 2021. GAAP diluted earnings per share for Q2 2021 was $0.48 compared to $0.30 for Q2 2020. Non-GAAP adjusted diluted earnings per share for Q2 2021 was $0.61 compared to $0.40 in Q2 2020.

“Q2 was another solid quarter of growth for Manhattan Associates resulting in record total revenue and record earnings per share. These results exceeded our expectations and were strong compared to our previous all-time record in Q2 2019, preceding the COVID pandemic,” said Manhattan Associates President and CEO Eddie Capel.

“Accelerating demand for our suite of Manhattan Active® omnichannel, inventory and supply chain cloud solutions drove record Q2 bookings with RPO increasing 117% to $489 million.” Mr. Capel continued, “With our business momentum strengthening and revenue visibility increasing, we are again raising our 2021 guidance.”

SECOND QUARTER 2021 FINANCIAL SUMMARY:

•	Consolidated total revenue was $166.1 million for Q2 2021, compared to $135.6 million for Q2 2020.
o	Cloud subscription revenue was $28.6 million for Q2 2021, compared to $18.5 million for Q2 2020.
o	License revenue was $8.8 million for Q2 2021, compared to $5.7 million for Q2 2020.
o	Services revenue was $84.7 million for Q2 2021, compared to $71.8 million for Q2 2020.

•	GAAP diluted earnings per share was $0.48 for Q2 2021, compared to $0.30 for Q2 2020.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.61 for Q2 2021, compared to $0.40 for Q2 2020.
•	GAAP operating income was $39.4 million for Q2 2021, compared to $26.7 million for Q2 2020.
•	Adjusted operating income, a non-GAAP measure, was $50.2 million for Q2 2021, compared to $34.3 million for Q2 2020.
•	Cash flow from operations was $45.5 million for Q2 2021, compared to $48.8 million for Q2 2020. Days Sales Outstanding was 62 days at June 30, 2021, compared to 61 days at March 31, 2021.
•	Cash totaled $209.3 million at June 30, 2021, compared to $197.2 million at March 31, 2021.
•

During the three months ended June 30, 2021, the Company repurchased 243,273 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $32.9 million. In July 2021, our Board authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock.

SIX MONTH 2021 FINANCIAL SUMMARY:

•	Consolidated total revenue for the six months ended June 30, 2021, was $323.0 million, compared to $289.5 million for the six months ended June 30, 2020.
o	Cloud subscription revenue was $55.2 million for the six months ended June 30, 2021, compared to $35.8 million for the six months ended June 30, 2020.
o	License revenue was $16.7 million for the six months ended June 30, 2021, compared to $15.4 million for the six months ended June 30, 2020.
o	Services revenue was $165.1 million for the six months ended June 30, 2021, compared to $159.2 million for the six months ended June 30, 2020.

•	GAAP diluted earnings per share for the six months ended June 30, 2021, was $0.83, compared to $0.65 for the six months ended June 30, 2020.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $1.04 for the six months ended June 30, 2021, compared to $0.80 for the six months ended June 30, 2020.
•	GAAP operating income was $64.8 million for the six months ended June 30, 2021, compared to $50.9 million for the six months ended June 30, 2020.
•	Adjusted operating income, a non-GAAP measure, was $85.8 million for the six months ended June 30, 2021, compared to $66.2 million for the six months ended June 30, 2020.
•	Cash flow from operations was $85.4 million for the six months ended June 30, 2021, compared to $60.4 million for the six months ended June 30, 2020.
•

During the six months ended June 30, 2021, the Company repurchased 457,695 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $59.9 million.

2021 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2021:

	Guidance Range - 2021 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$643	$650	10%	11%

Total revenue - previous guidance	$625	$640

Operating Margin:
GAAP operating margin - current guidance	18.8%	19.4%
Equity-based compensation	6.7%	6.6%
Adjusted operating margin(1) - current guidance	25.5%	26.0%

GAAP operating margin - previous guidance	14.2%	15.4%
Equity-based compensation	6.8%	6.6%
Adjusted operating margin(1) - previous guidance	21.0%	22.0%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.50	$1.56	10%	15%
Equity-based compensation, net of tax	0.57	0.57
Excess tax benefit on stock vesting	(0.07)	(0.07)
Adjusted EPS(1) - current guidance	$2.00	$2.06	14%	17%

GAAP EPS - previous guidance	$1.10	$1.20
Equity-based compensation, net of tax	0.60	0.60
Excess tax benefit on stock vesting	(0.10)	(0.10)
Adjusted EPS(1) - previous guidance	$1.60	$1.70

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below. We note in particular that the severity, duration and ultimate impact of the COVID-19 pandemic are difficult to predict at this time. In addition, those statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its second quarter, financial results will be held today, July 27, 2021, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 1771787 or via the web at ir.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ third quarter 2021 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and six months ended June 30, 2021.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and (from time to time) restructuring charges – all net of income tax effects. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2021 Guidance,” any statements about the future effect of the COVID-19 pandemic on our business, customers or the global economy, our business prospects following the pandemic, statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: the risk that the duration and severity of the COVID-19 pandemic, and its ultimate effects on the global economy, our customers and our business, may be worse than expected; risks related to transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription/cloud-based software-as-a service model; disruption in the retail sector; the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

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MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$28,595	$18,503	$55,238	$35,763
Software license	8,823	5,681	16,661	15,416
Maintenance	37,732	35,898	73,891	71,642
Services	84,703	71,778	165,062	159,184
Hardware	6,261	3,770	12,112	7,528
Total revenue	166,114	135,630	322,964	289,533
Costs and expenses:
Cost of software license	556	591	1,112	1,146
Cost of cloud subscriptions, maintenance and services	70,072	62,434	143,581	136,710
Research and development	23,213	19,931	47,473	43,259
Sales and marketing	13,750	9,709	27,146	22,797
General and administrative	17,082	14,016	34,651	30,130
Depreciation and amortization	2,084	2,257	4,219	4,603
Total costs and expenses	126,757	108,938	258,182	238,645
Operating income	39,357	26,692	64,782	50,888
Other income (loss), net	306	(158)	13	1,262
Income before income taxes	39,663	26,534	64,795	52,150
Income tax provision	9,070	7,330	11,559	10,416
Net income	$30,593	$19,204	$53,236	$41,734

Basic earnings per share	$0.48	$0.30	$0.84	$0.66
Diluted earnings per share	$0.48	$0.30	$0.83	$0.65

Weighted average number of shares:
Basic	63,537	63,509	63,591	63,550
Diluted	64,276	64,126	64,371	64,234

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Operating income	$39,357	$26,692	$64,782	$50,888
Equity-based compensation (a)	10,709	7,492	20,760	15,056
Purchase amortization (c)	107	110	214	217
Adjusted operating income (Non-GAAP)	$50,173	$34,294	$85,756	$66,161

Income tax provision	$9,070	$7,330	$11,559	$10,416
Equity-based compensation (a)	1,478	759	2,896	1,649
Tax benefit of stock awards vested (b)	402	60	4,057	3,742
Purchase amortization (c)	26	27	53	54
Adjusted income tax provision (Non-GAAP)	$10,976	$8,176	$18,565	$15,861

Net income	$30,593	$19,204	$53,236	$41,734
Equity-based compensation (a)	9,231	6,733	17,864	13,407
Tax benefit of stock awards vested (b)	(402)	(60)	(4,057)	(3,742)
Purchase amortization (c)	81	82	161	163
Adjusted net income (Non-GAAP)	$39,503	$25,959	$67,204	$51,562

Diluted EPS	$0.48	$0.30	$0.83	$0.65
Equity-based compensation (a)	0.14	0.10	0.28	0.21
Tax benefit of stock awards vested (b)	(0.01)	-	(0.06)	(0.06)
Purchase amortization (c)	-	-	-	-
Adjusted diluted EPS (Non-GAAP)	$0.61	$0.40	$1.04	$0.80

Fully diluted shares	64,276	64,126	64,371	64,234

(a)

Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and because it typically does not require cash settlement. As explained in our Current Report on Form 8-K filed today with the SEC, we do not include this expense when assessing our operating performance. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives. The Tax Cuts and Jobs Act further increased those limitations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Cost of services	$3,513	$2,326	$6,792	$4,611
Research and development	2,116	1,522	4,108	3,063
Sales and marketing	1,111	756	2,125	1,559
General and administrative	3,969	2,888	7,735	5,823
Total equity-based compensation	$10,709	$7,492	$20,760	$15,056

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$209,343	$204,705
Accounts receivable, net of allowance of $4,178 and $3,497, at June 30, 2021 and December 31, 2020, respectively	113,955	109,202
Prepaid expenses and other current assets	23,934	20,134
Total current assets	347,232	334,041

Property and equipment, net	15,115	17,903
Operating lease right-of-use assets	28,744	31,470
Goodwill, net	62,246	62,252
Deferred income taxes	3,975	5,760
Other assets	17,685	13,986
Total assets	$474,997	$465,412

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,031	$17,805
Accrued compensation and benefits	49,728	41,962
Accrued and other liabilities	18,915	21,181
Deferred revenue	125,993	114,164
Income taxes payable	194	1,874
Total current liabilities	216,861	196,986

Operating lease liabilities, long-term	24,959	27,843
Other non-current liabilities	20,727	21,686

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2021 and 2020	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 63,397,603 and 63,527,186 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	634	635
Retained earnings	231,035	236,524
Accumulated other comprehensive loss	(19,219)	(18,262)
Total shareholders' equity	212,450	218,897
Total liabilities and shareholders' equity	$474,997	$465,412

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2021	2020
	(unaudited)	(unaudited)
Operating activities:
Net income	$53,236	$41,734
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,219	4,603
Equity-based compensation	20,760	15,056
Loss on disposal of equipment	-	10
Deferred income taxes	1,768	4,234
Unrealized foreign currency gain	(1,029)	(741)
Changes in operating assets and liabilities:
Accounts receivable, net	(5,289)	(7,469)
Other assets	(7,912)	(619)
Accounts payable, accrued and other liabilities	9,592	(21,787)
Income taxes	(1,952)	568
Deferred revenue	12,002	24,799
Net cash provided by operating activities	85,395	60,388

Investing activities:
Purchase of property and equipment	(1,171)	(1,752)
Net cash used in investing activities	(1,171)	(1,752)

Financing activities:
Purchase of common stock	(79,486)	(43,155)
Net cash used in financing activities	(79,486)	(43,155)

Foreign currency impact on cash	(100)	(2,521)

Net change in cash and cash equivalents	4,638	12,960
Cash and cash equivalents at beginning of period	204,705	110,678
Cash and cash equivalents at end of period	$209,343	$123,638

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	Continuing Impact of COVID-19:

Regarding the impact of the COVID-19 pandemic, we remain cautious about the global recovery, which we expect to be protracted.

Our results for the first six months exceeded our expectations due to solid demand for our cloud solutions. Our solutions are mission critical, supporting complex global supply chains. Favorable secular tailwinds, such as the digital transformation of businesses in manufacturing, wholesale and retail, coupled with our commitment to investing in organic innovation to deliver leading cloud supply chain, inventory and omnichannel commerce solutions, are in synergistic alignment with current market demand. This alignment contributed to higher demand and strong win rates for our solutions for the period.

We remain committed to investing in our business to drive customer success and expand our total addressable market, which we believe will position us well to achieve long-term sustainable growth and earnings.

2.	GAAP and Adjusted earnings per share by quarter are as follows:
	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
GAAP Diluted EPS	$0.35	$0.30	$0.39	$0.32	$1.36	$0.35	$0.48	$0.83
Adjustments to GAAP:
Equity-based compensation	0.10	0.10	0.13	0.13	0.46	0.13	0.14	0.28
Tax benefit of stock awards vested	(0.06)	-	-	-	(0.06)	(0.06)	(0.01)	(0.06)
Purchase amortization	-	-	-	-	-	-	-	-
Adjusted Diluted EPS	$0.40	$0.40	$0.51	$0.45	$1.76	$0.43	$0.61	$1.04
Fully Diluted Shares	64,342	64,126	64,427	64,484	64,333	64,466	64,276	64,371

3.Revenues and operating income by reportable segment are as follows (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue:
Americas	$123,146	$107,368	$121,168	$114,257	$465,939	$122,813	$132,308	$255,121
EMEA	24,313	21,558	21,721	25,990	93,582	28,434	27,190	55,624
APAC	6,444	6,704	6,868	6,835	26,851	5,603	6,616	12,219
	$153,903	$135,630	$149,757	$147,082	$586,372	$156,850	$166,114	$322,964

GAAP Operating Income:
Americas	$16,282	$18,984	$27,296	$18,547	$81,109	$16,116	$28,590	$44,706
EMEA	6,313	5,515	5,319	7,490	24,637	8,374	8,643	17,017
APAC	1,601	2,193	2,361	2,160	8,315	935	2,124	3,059
	$24,196	$26,692	$34,976	$28,197	$114,061	$25,425	$39,357	$64,782

Adjustments (pre-tax):
Americas:
Equity-based compensation	$7,564	$7,492	$9,012	$9,287	$33,355	$10,051	$10,709	$20,760
Purchase amortization	107	110	107	105	429	107	107	214
	$7,671	$7,602	$9,119	$9,392	$33,784	$10,158	$10,816	$20,974

Adjusted non-GAAP Operating Income:
Americas	$23,953	$26,586	$36,415	$27,939	$114,893	$26,274	$39,406	$65,680
EMEA	6,313	5,515	5,319	7,490	24,637	8,374	8,643	17,017
APAC	1,601	2,193	2,361	2,160	8,315	935	2,124	3,059
	$31,867	$34,294	$44,095	$37,589	$147,845	$35,583	$50,173	$85,756

4.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue	$(988)	$(777)	$1,165	$1,946	$1,346	$2,932	$3,209	$6,141
Costs and expenses	(996)	(1,430)	291	918	(1,217)	2,000	2,442	4,442
Operating income	8	653	874	1,028	2,563	932	767	1,699
Foreign currency gains (losses) in other income	1,348	(193)	(913)	(639)	(397)	(287)	315	28
	$1,356	$460	$(39)	$389	$2,166	$645	$1,082	$1,727

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Operating income	$308	$895	$601	$445	$2,249	$79	$(294)	$(215)
Foreign currency gains (losses) in other income	1,450	262	(1,165)	(381)	166	315	535	850
Total impact of changes in the Indian Rupee	$1,758	$1,157	$(564)	$64	$2,415	$394	$241	$635

5.Other income includes the following components (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Interest income	$68	$28	$8	$(6)	$98	$(15)	$(10)	$(25)
Foreign currency gains (losses)	1,348	(193)	(913)	(639)	(397)	(287)	315	28
Other non-operating income (expense)	4	7	14	(11)	14	9	1	10
Total other income (loss)	$1,420	$(158)	$(891)	$(656)	$(285)	$(293)	$306	$13

6.Capital expenditures are as follows (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Capital expenditures	$1,245	$507	$176	$802	$2,730	$569	$602	$1,171

7.Stock Repurchase Activity (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Shares purchased under publicly announced buy-back program	337	-	-	-	337	214	244	458
Shares withheld for taxes due upon vesting of restricted stock units	219	2	4	-	225	172	1	173
Total shares purchased	556	2	4	-	562	386	245	631

Total cash paid for shares purchased under publicly announced buy-back program	$25,000	$-	$-	$-	$25,000	$26,988	$32,894	$59,882
Total cash paid for shares withheld for taxes due upon vesting of restricted stock units	18,032	123	368	38	18,561	19,414	190	19,604
Total cash paid for shares repurchased	$43,032	$123	$368	$38	$43,561	$46,402	$33,084	$79,486

8. Remaining Performance Obligations

We disclose revenue we expect to recognize from our remaining performance obligations. Our reported performance obligations primarily represent cloud subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Our deferred revenue on the balance sheet primarily relates to our maintenance contracts, which are typically one year in duration and are not included in the remaining performance obligations. Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Remaining Performance Obligations	$202,793	$225,470	$257,287	$308,761	$421,196	$488,718